UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2009

CPC of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA	0-24053	11-3320709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5348 Vegas Drive, #89, Las Vegas, Nevada 89108
(Address of principal executive offices)

(702) 952-9650
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year .

On June 15, 2009, CPC of America, Inc. (the “Company”) amended the terms of its Series E Preferred Stock by filing with the Nevada Secretary of State an amendment (“Amendment”) to the Certificate of Designations of the Series E Preferred Stock (“Certificate of Designations”) filed with the Nevada Secretary of State on March 17, 2008.  The Amendment was approved by the Board of Directors of the Company and the holders of a majority of the outstanding shares of Series E Preferred Stock.

The Amendment was filed for the purpose of amending the Certificate of Designations as follows:

•
Section 2 of the Certificate of Designations was amended to fix the conversion price of the Series E Preferred Stock at $3.92 per share, subject to future adjustment for stock split, recapitalizations  and the like.  The Company had previously announced that its Board of Directors had approved fixing the conversion price at $3.92 per share.  The purpose of the Amendment is to memorialize the board’s decision.

•
Section 4(a) of the Certificate Designations was amended to allow a Series E holder to elect to take dividends in shares of the Company’s common stock instead of cash. The Certificate of Designations provided that dividends on the Series E Preferred shares are payable in cash or common shares at the option of the Company.  The purpose of the Amendment is to allow each  holder of Series E Preferred Stock the option to take dividends in common shares if they wish.

•
Section 7(b) of the Certificate of Designations was amended to fix an error in the Certificate Designations concerning the calculation of the number of common shares issuable upon conversion of the Series E Preferred Stock.  Section 7(b) had originally provided that the number of common shares issuable to the Series E holder upon conversion would be determined by multiplying the number of Series E shares being converted by a fraction the numerator of which is the initial conversion price ($4.50) per share and the denominator of which is the conversion price in effect at that time of conversion (the current conversion price of $3.92).  As disclosed in the private placement memorandum relating to the offer and sale of the Series E Preferred Stock, the numerator in the fraction was intended to be the liquidation preference ($6.00).  The error had the effect of reducing the number of common shares to be issued to holders of Series E Preferred Stock upon conversion.  The purpose of the Amendment is to correct the error.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Amendment to the Certificate of Designations of the Series E Preferred Stock

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPC of America, Inc.

Date: June 16, 2009	/s/ Rod A Shipman
Rod A. Shipman,
President and Chief Executive Officer